Exhibit 10.1

SIMON PROPERTY GROUP, INC.

GOVERNANCE PRINCIPLES

PREAMBLE

The Board of Directors (“Board”) of Simon Property Group, Inc., a Delaware corporation (the “Company”) is elected by stockholders to oversee the management and affairs of the Company. The Board of Directors shall govern the affairs of the Company making business judgments and decisions on an informed basis in what they reasonably believe to be in the best interests of the Company and its constituencies, including its stockholders, employees, tenants and customers.

GOVERNANCE PRINCIPLES

A.                                    ROLE OF THE BOARD

1.                                      Functions of the Board.  The Board’s functions will include the oversight of the Company’s plans and prospects, assessing major risks facing the Company and reviewing options for their mitigation, reviewing, approving and monitoring fundamental business strategies, major corporate actions and any proposed transactions with insiders, assisting in charting the Company’s future growth, reviewing and discussing reports by management concerning the Company’s performance, evaluating annually the effectiveness of the Board, and providing counsel and oversight on the selection, evaluation, development and compensation of the Company’s Chief Executive Officer and other key members of senior management.

2.                                      Meetings.  The Board will have no fewer than four (4) scheduled meetings each year. It is the duty of the Board members to use reasonable efforts to attend all scheduled Board and committee meetings, as well as the annual meeting of stockholders.

3.                                   Conduct of Board and the Company.  The Company has established a Code of Business Conduct and Ethics (the “Code”) which serves as a guideline to ethical decision-making. The Company will ensure that all Directors, officers and employees are furnished with a copy of the Code and that they acknowledge that they have received and reviewed the Code and agree to abide by its terms. Directors and those holding the office of Senior Vice President and higher in the Company will be required to certify their compliance with the Code annually. Any waiver of the Code for Directors or executive officers of the Company (“Executive Officer”) may only be made by the Board or a Board committee and will be disclosed to the Company’s stockholders. The Company shall make each certification or filing required by any applicable governmental agency or stock exchange with respect to the subject matter of these Governance Principles.

B.                                    SELECTION AND COMPOSITION OF THE BOARD

1.                                      Board Size. The size of the Board shall be determined from time-to-time by a majority of the members of the Board in accordance with the Company’s Charter and By-laws.

2.                                      Board Independence. At least a majority of the Board of Directors shall be independent at all times.  “Independence” will be determined in accordance with the corporate governance requirements of the New York Stock Exchange (“NYSE”) listing standards, and other applicable laws, rules and regulations regarding director independence in effect from time-to-time.

The Nominating and Governance Committee will annually review all commercial and charitable relationships between the Company and the Directors and present its findings and recommendations to the Board which will make a final determination regarding the independence of the Directors.  For relationships not covered by the standards described above, the determination of whether a Director would be independent or not shall be made by the Directors who satisfy those standards.

3.                                      Board Membership Qualifications and Selection. The Governance and Nominating Committee shall be comprised of Independent Directors and shall be responsible for identifying, screening and recommending Directors for nomination by the Board for election as members of the Board. Candidates for election as members of the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s stockholders and otherwise fulfilling the responsibilities of the Directors as described in these Governance Principles. While Directors are not prohibited from serving simultaneously on multiple company boards, if any Director simultaneously serves on more than four (4) boards of public companies, inclusive of the Company’s Board, then the Board or the Governance and Nominating Committee shall determine that such simultaneous service does not impair the ability of such Director to serve the Company.  Directors should advise the Chairperson of the Governance and Nominating Committee and the Chief Executive Officer before accepting membership on other boards of directors so that the Governance and Nominating Committee may determine that service on another board does not adversely impact the independence of the Director or otherwise impair their ability to serve the Company.  The Company will strive to have a Board representing diverse experiences and backgrounds, as well as areas that are relevant to the Company’s business activities. Directors should be committed to devoting the time and effort necessary to be responsible and productive members of the Board.  This includes developing knowledge about the Company’s business operations and doing the work necessary to participate actively in Board and committee meetings.  Members of the Governance and Nominating Committee are responsible for screening Director candidates, but may solicit advice from the Company’s Chief Executive Officer and other members of the Board. Any invitation to join the Board will be extended by the chairperson of the Governance and Nominating Committee and/or the Company’s Chief Executive Officer.

4.                                    Selection of Directors. Vacancies on the Board of Directors shall be filled in accordance with the Company’s Charter and By-Laws. The Governance and Nominating Committee will be responsible for recommending to the Board candidates for election as Directors who meet the foregoing criteria and as set forth in the Governance and Nominating Committee Charter. A stockholder who wishes to recommend a Director candidate for consideration by the Governance and Nominating Committee should send such recommendation to the Secretary of the Company, 225 West Washington Street, Indianapolis, Indiana 46204, who will forward it to the Committee. Any such recommendation should include a description of the candidate’s qualifications for board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a Director candidate at the annual meeting of stockholders, rather than recommend the individual to the Governance and Nominating Committee as a nominee, must comply with the advance notice and information requirements regarding a proposed nominee which are set forth in the Company’s By-Laws.

5.                                 Voting for Directors.

i.                                          In an uncontested election, any nominee for Director who does not receive a majority of votes cast “for” his or her election shall promptly tender his or her resignation to the Chair of the Governance and Nominating Committee following certification of the stockholder vote. The Governance and Nominating Committee shall promptly consider the resignation and recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the tendered resignation, the Governance and Nominating Committee shall consider the stated reasons, if any, why stockholders did not cast votes “for” the election of such Director, the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company, the Company’s Governance Principles and such other information and factors as members of the Governance and Nominating Committee shall determine are relevant.

ii.                                       The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting where the election occurred, or the date set forth in any applicable requirement of the Securities and Exchange Commission (“SEC”) or the NYSE, whichever is earlier. In considering the Governance and Nominating Committee’s recommendation, the Board will analyze the factors considered by the Governance and Nominating Committee and such additional information and factors the Board believes to be relevant. Following the Board’s decision on the Governance and Nominating Committee’s recommendation, the Company will promptly disclose the Board’s decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a press release, a filing with the SEC or other broadly disseminated means of communication.

iii.                                    Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Governance and Nominating Committee recommendation or Board action regarding whether or not to accept the tendered resignation. However, if each member of the Governance and Nominating Committee fails to receive a majority of “for” votes at the same election, then the Independent Directors who did receive a majority of “for” votes shall appoint a committee amongst themselves to consider the tendered resignations and recommend to the Board whether to accept or reject them.

These voting guidelines shall be summarized or included annually in the Company’s proxy statement.

6.                                      Director Term Limits and Mandatory Retirement Age.  To impose either term limits or a Director mandatory retirement age may deprive the Board of the contributions of Directors who have developed expertise and insights into the Company and its needs over a period of time. Accordingly, the Board will not mandate term limits on Director service nor will it establish a mandatory retirement age for Directors. It is expected, however, that Directors will not automatically be renominated annually, but will instead be subject to an evaluation process described below on an annual basis to ensure that Board performance is assessed on a continuing basis.

7.                                      Change in Director Responsibilities.  Any Director who changes their primary job responsibility, occupation or business association held at the time of the most recent election to the Board shall offer to write a letter of resignation to the Board for its consideration. The Board of Directors, within its sole discretion and after considering the recommendation of the Governance and Nominating Committee, shall determine whether or not any such change has any impact on the Director’s ability to serve effectively on the Board and whether the resignation should be accepted.

8.                                      Selection of Chairman; Lead Independent Director.  The Board selects the Director (or Directors) to serve as Chairman of the Board. The Board believes that it is in the best interests of the Company and its stockholders for the Board to determine which Director is best qualified to serve as Chairman.  Accordingly, the Board does not have a policy as to whether the Chairman should be an Independent Director or a Director who is also a member of management. Instead, the Board selects the Company’s Chairman in the manner that it determines to be in the best interests of the Company’s stockholders, and the Nominating Committee evaluates and makes recommendations to the Board concerning the Board’s leadership structure, including whether the offices of Chairman and Chief Executive Officer should be held by the same person.  Furthermore, when the Chairman is a member of Company management, the Independent Directors will also elect, annually, an Independent Director to act as the Lead Independent Director of the Board.  The Independent Directors shall reconsider the selection of the Lead Independent Director from time-to-time and may, on the recommendation of the Governance and Nominating Committee, elect a different Director to serve as Lead Independent Director.

The Lead Independent Director performs the duties specified in these Governance Principles and such other duties as are assigned from time to time by the Independent Directors of the Board.  Under these Governance Principles, in addition to the matters addressed elsewhere herein, the Lead Independent Director is empowered to:

(a)         preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the Independent Directors;

(b)         serve as a liaison between the Chairman and the Independent Directors, including by facilitating communication and sharing of views between the Independent Directors and the Chairman;

(c)          approve meeting schedules for the Board to assure there is sufficient time for discussion of all agenda items and coordinate with the Chairman with respect to developing such schedules;

(d)         approve meeting agendas for the Board and coordinate with the Chairman with respect to developing such agendas;

(e)          approve materials sent to the Board and advise on such information;

(f)           call meetings of the Independent Directors;

(g)          if requested by major stockholders, ensure that he or she is available for consultation and direct communication; and

(h)         retain outside advisors and consultants to report directly to the Board on Board-wide issues.

The name of the current Lead Independent Director shall be posted on the Investor page of the Company’s website, www.simon.com.

C.                                    BOARD CONFIDENTIALITY POLICY

Many of the discussions that the Board and its committees conduct involve trade secrets, the Company’s business strategy and material non-public information.  Disclosure of the subjects of Board or committee discussion or information related to those discussions, even if inadvertent, could cause competitive harm to the Company and violate applicable federal and state securities laws.  Moreover, any breach of confidentiality by a Director would undermine the mutual trust and respect needed for effective Board and committee operations and limit the full and frank discussion among members.  Accordingly, every Director is expected to maintain the confidentiality of the discussions they have as Board or committee members as well as any Confidential Information provided to them in such capacities, not just material non-public information.

For purposes of these Governance Principles, “Confidential Information” is all non-public information entrusted to or obtained by a Director by reason of his or her position as a Director of the Company.  It includes, but is not limited to, non-public information that might be of use to competitors or harmful to the Company or its customers if disclosed, such as:

•                                          non-public information about the Company’s financial condition, prospects or plans, its marketing and sales programs and leasing information, as well as information relating to mergers and acquisitions, stock splits and divestitures;

•                                          non-public information concerning possible transactions with other companies or information about the Company’s customers which the Company is under an obligation to maintain as confidential; and

•                                          non-public information about discussions and deliberations relating to business issues and decisions, between and among employees, officers and Directors.

In addition, Directors may not disclose any Confidential Information to any other party, including principals or employees of any business entity which employs the Director or which has sponsored the Director’s election to the Board, or misuse it in any other fashion, including benefiting themselves or other persons.  The only exceptions to this policy of strict confidentiality are instances in which disclosure has been approved in advance and in writing by the Board or the Chairman and Chief Executive Officer, or is required by law.

To the extent that the Board intends to speak publicly on any matters, the spokespersons for the Board are the Chairman of the Board and any other person expressly authorized by the Board to speak on its behalf.

D.                                    BOARD COMMITTEES AND AGENDAS

1.                                      Committees of the Board. The Board has established three standing committees consisting of a Governance and Nominating Committee, an Audit Committee, and a Compensation Committee. Each committee of the Board has a Charter which is available on the Company’s website and will be mailed to stockholders upon written request. Audit Committee members shall not simultaneously serve on the audit committees of more than two (2) other public companies. The chairpersons of each committee shall report committee actions and any recommendations to the Board after committee meetings.

2.                                      Independence Standards. All members of the Audit, Compensation, and Governance and Nominating Committees shall satisfy the independence standards which are described in Section B.2. above. Members of the Audit Committee and Compensation Committee must also satisfy additional independence requirements of the NYSE or the rules of the SEC that impose additional requirements for independence.

3.                                      Board Agendas, Materials and Meeting Schedules. The Chairman of the Board and Chief Executive Officer will propose an agenda and meeting schedule for each Board meeting in coordination with the Lead Independent Director. The Lead Independent Director will approve the agenda and the meeting schedule to ensure that sufficient time is allowed for discussion of all agenda items and provide input to the Chairman and Chief Executive Officer in that regard.  The Lead Independent Director will also advise on the materials sent to the Board, including the scope, quality and timeliness of such materials, and approve final meeting materials.  Wherever possible, written materials will be prepared and submitted to each Board member as soon as practicable in advance of the meeting which cover all of the material topics to be discussed at such meeting. Supplemental written materials discussing any meeting topics may also be distributed at a meeting. Directors are urged to make suggestions for agenda items or additional pre-meeting materials to the Chairman and Chief Executive Officer or the Lead Independent Director. The failure to include an item of business in a meeting agenda will not preclude a Director from asking the Board to consider any matter of Company business at a meeting.

4.                                      Committee Agendas. The chairperson of each committee, working with Company management, will propose an agenda for each committee meeting, and whenever possible, written materials will be prepared and submitted to each committee member as soon as practicable in advance of the meeting which cover all material topics to be discussed at such meeting. Supplemental materials discussing any meeting topics may also be distributed at a meeting. The failure to include an item of business in a meeting agenda will not preclude a committee member from asking the committee members to consider any matter of committee business at a committee meeting.

E.                                    BOARD COMPENSATION

No Director who is an employee of the Company or any affiliate shall be entitled to compensation as a Director or as a member of a Board committee. The Governance and Nominating Committee has been delegated the responsibility for recommending to the Board the compensation payable for non-employee Directors of the Company. Compensation structure for the Directors consists of two components, one being a cash component and the other represented by restricted stock of the Company. Further, the Board has established stock ownership guidelines for its non-employee Directors. Each Director is required to own not less than 3,000 fully vested shares of common stock of the Company no later than two (2) years after he or she is initially elected to the Board, and not less than 5,000 fully vested shares of common stock of the Company no later than three (3) years after he or she is initially elected to the Board. Any Director who is prohibited by law or by applicable regulation of his or her employer from having an ownership interest in securities of the Company shall be exempt from this requirement. Once a Director is no longer subject to such a prohibition, he or she shall be required to comply with these stock ownership guidelines no later than the end of the ensuing two (2) year and three (3) year periods. Stock options and unvested restricted stock will not be included in the computation of Director stock ownership for the purpose of these Governance Principles. The compensation payable to our non-employee Directors will be reviewed periodically by the Governance and Nominating Committee to ensure that our non-employee Directors are fairly compensated for the work they are required to perform on behalf of the Company and to ensure that at least a portion of their compensation aligns the interests of Directors with those of our stockholders. In addition, members of the Board will be reimbursed for their travel and other expenses incurred in connection with the performance of their duties in accordance with a policy established from time-to-time for such purpose.

F.                                     BOARD AND COMMITTEE EVALUATION

1.                                  Board Evaluation.  The Governance and Nominating Committee will oversee an annual performance evaluation of the Board and an assessment of the independence of each Director in accordance with the criteria established in these Principles. The evaluation will also address the Board’s governance policies and practices, including the robustness and effectiveness of the Lead Independent Director structure during such periods when the Chairman of the Board is not an Independent Director.  The Governance and Nominating Committee will report to the full Board as to its conclusions and recommendations which will also be disclosed in the proxy statement provided to stockholders in connection with each annual meeting.

2.                                      Committee Evaluation.  Each committee of the Board will conduct an annual review of its performance. The chairperson of each committee shall report to the full Board as to such committee’s conclusions and recommendations.

G.                                   ANNUAL REVIEW OF COMPENSATION OF COMPANY OFFICERS

1.                                      Compensation of Chief Executive Officer.  The Compensation Committee shall annually approve the goals and objectives for compensating the Company’s Chief Executive Officer and will annually evaluate the Chief Executive Officer’s performance in light of these goals before setting the salary, bonus and other incentive and equity compensation of the Chief Executive Officer.

2.                                      Compensation of Executive Officers.  The Compensation Committee shall also annually approve the compensation structure of the Company’s executive officers, including any incentive stock component of that compensation, in an effort to align their interests with those of the Company stockholders.

3.                                      Review of Chairman of the Board.  If the Chairman of the Board is not an Independent Director, then the Compensation Committee, under the leadership of the Lead Independent Director, will annually conduct an evaluation of the performance of the Chairman which will be communicated to the Independent Directors, as well as the Chairman.

H.                                   SUCCESSION PLANNING

The Board, working with the Chief Executive Officer and other members of the Company’s senior management, shall assure that a succession plan is in place for key members of the Company’s senior management. In particular, the Board will adopt and periodically review planning for succession for the Company’s Chief Executive Officer in the event of his or her death, disability, removal, resignation or other event creating a vacancy in that office, and in any such event, the Board shall be responsible for selecting a successor Chief Executive Officer and determining the appropriate leadership structure for the Board in connection with any such succession.

I.                                        INDEPENDENT DIRECTOR SESSIONS

The Independent Directors meet in executive sessions, chaired by the Lead Independent Director, on a regularly scheduled basis, in addition to ad hoc sessions when appropriate. Following each executive session, the Lead Independent Director will discuss, to the extent appropriate, such sessions with the Chairman of the Board (during such periods when the Chairman is not an Independent Director) and/or the chairpersons of relevant Board committees to provide follow-up feedback, and action steps, if any, on matters discussed by the Independent Directors in executive session.

J.                                      ACCESS TO SENIOR MANAGEMENT

The Board encourages the Chief Executive Officer to invite members of Company management to attend Board meetings from time-to-time to provide insight into items being discussed by the Board that involve the manager or make presentations to the Board on matters which involve the manager.

K.                                   BOARD INTERACTIONS WITH THIRD PERSONS

The Board believes that management speaks for the Company. Individual Board members may from time-to-time informally communicate with various constituencies that are involved with the Company such as the press, investors and customers. However, it is expected that any such communication will be made with the advance knowledge and concurrence of management.

L.                                    BOARD INTERACTIONS WITH INTERESTED PARTIES

The Board has implemented a process whereby stockholders of the Company and other interested parties may send communications to the Board’s attention. Any stockholder or other interested party desiring to communicate with the Board, or one or more specific members thereof, should communicate in writing addressed to Simon Property Group, Inc., Board of Directors, c/o Secretary, 225 West Washington Street, Indianapolis, Indiana 46204. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

M.                                 ACCESS TO INDEPENDENT ADVISORS

The Board and its Committees shall have the right at any time to retain independent outside financial, legal or other advisors, the cost of which shall be borne by the Company.

N.                                    ORIENTATION OF DIRECTORS

The Board believes that an orientation and training process should be developed and made available to new members of the Board. Orientation of a new Director should be coordinated with either the Chief Administrative Officer or the General Counsel of the Company and is to be tailored to the requirements of the individual. Any briefing sessions for the new Board member should be designed to assist in discharging his or her duties.

O.                                   CONTINUING EDUCATION

All Directors are encouraged to participate periodically, and at Company expense, in a Director continuing education program.

P.                                     PERIODIC REVIEW AND PUBLICATION

The Governance and Nominating Committee will review these Governance Principles annually and make recommendations to the Board for any revisions or supplements to the same, taking into account any changes in legislative and regulatory requirements as well as evolving best practices for boards of directors. In addition, these Governance Principles shall be posted on the Company’s website and shall otherwise be communicated in such a way as to comply with all applicable laws, rules and regulations.